Exhibit 99.1

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of VAALCO Energy, Inc., a Delaware corporation (the “Company”);

WHEREAS, Group 42, Inc., a Delaware corporation and Paul A. Bell (together, the “Group 42 Parties”), BLR Partners LP, a Texas limited partnership, BLRPart, LP, a Texas limited partnership, BLRGP Inc., a Texas corporation, Fondren Management, LP, a Texas limited partnership, FMLP Inc., a Texas corporation, The Radoff Family Foundation and Bradley L. Radoff (collectively, the “Fondren Parties”), wish to form a group for the purpose of (i) seeking substantive representation on the Board of Directors of the Company (the “Board”) and communicating with the Board, management and other stockholders of the Company with respect to the Company’s operating results, business strategy, cost and capital allocation, governance and the exploration of strategic alternatives, including a sale of the Company, recapitalization or other strategic transaction, (ii) taking all other action necessary or desirable to achieve the foregoing, and (iii) taking any other actions the Group determines to undertake in connection with its investment in the Company.

NOW, IT IS AGREED, this 25th day of September 2015 by the parties hereto:

1.
In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to file, jointly, statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company. Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members of the Group, unless such member knows or has reason to know that such information is inaccurate.

2.
So long as this agreement (the “Agreement”) is in effect, each of the undersigned shall, no later than 24 hours after each such transaction, provide written notice to Andrews Kurth LLP (“Andrews Kurth”) and Olshan Frome Wolosky LLP (“Olshan”) of (i) any of their purchases of securities of the Company; or (ii) any securities of the Company over which they acquire beneficial ownership; provided, however, no party shall purchase, or increase any beneficial ownership over, any securities of the Company if, as a result of such action, the Group would beneficially own more than 14.9% of the outstanding voting stock of the Company.  Following the date hereof and for so long as this Agreement is in effect or the parties otherwise mutually agree, neither party shall sell or otherwise dispose of any securities of the Company.

3.
Each of the undersigned agrees to form the Group for the purposes of (i) seeking substantive representation on the Board and communicating with the Board, management and other stockholders of the Company with respect to the Company’s operating results, business strategy, cost and capital allocation, governance and the exploration of strategic alternatives, including a sale of the Company, recapitalization or other strategic transaction (ii) taking all other action necessary or desirable to achieve the foregoing, and (iii) taking any other actions the Group determines to undertake in connection with its investment in the Company

4.
Each of the undersigned agrees that all out-of-pocket costs and expenses incurred in connection with the Group’s activities set forth in Section 3 beginning with the activities of the Group 42 Parties and the Fondren Parties directly relating to their initial formation of a Section 13(d) group, including the preparation of this Agreement and related SEC filings, and so long as this Agreement is in effect (“Expenses”) must be pre-approved by a representative of the Group 42 Parties and a representative of the Fondren Parties. Each of the Group 42 Parties, on the one hand, and the Fondren Parties, on the other hand, agrees to be responsible for, and pay directly all such pre-approved Expenses on a pro rata basis based on the number of shares of Common Stock of the Company directly or indirectly beneficially owned by each of the Group 42 Parties and the Fondren Parties, respectively calculated as of the date hereof and as set forth in Exhibit A. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 4 shall be split by the Group 42 Parties and the Fondren Parties in proportion to the Expenses paid pursuant to this Section 4.

5.
Each of the parties hereto agrees that any SEC filing, press release, Company communication or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities shall be as directed jointly by all the members of the Group, and each member of the Group shall be provided notice of and a reasonable opportunity to review and comment upon any SEC filing, press release, Company communication, stockholder communication, or any proposed agreement or negotiating position with respect to the Company. Should any disagreement arise that cannot be resolved between any of the members of the Group concerning decisions to be made or actions to be taken or statements to be made in connection with the Group’s activities, any dissatisfied member shall have a 24-hour opportunity to withdraw from the Group prior to making further public or private communications on behalf of the Group. In the absence of disagreement, all members of the Group shall have joint discretion over the content and timing of public or private communications and negotiating positions taken on behalf of the Group.

6.
The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Except as provided in Section 2, nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

7.
This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8.
In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of Texas.

9.
The parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 4 (solely with respect to expenses incurred prior to the termination of the Agreement) and Section 8 which shall survive any termination of this Agreement) shall terminate immediately after the conclusion of the activities set forth in Section 3 or as otherwise agreed to by the parties. Notwithstanding the foregoing, any party hereto may terminate his/its obligations under this Agreement on 24 hours’ written notice to all other parties, with copies by fax to: (i) Carmelo Gordian at Andrews Kurth, fax no. (512) 320-9292 and (ii) Steve Wolosky at Olshan, fax no. (212) 451-2222.

10.
Each party acknowledges that: (i) Andrews Kurth shall act as counsel for the Group 42 Parties relating to their investment in the Company and (ii) Olshan shall act as counsel for both the Group and the Fondren Parties relating to their investment in the Company.

11.	The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the parties hereto.

12.	Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

GROUP 42, INC.

By:	/s/ Paul A. Bell
Name:	Paul A. Bell
Title:	President and Chief Executive Officer

/s/ Paul A. Bell
Paul A. Bell

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BLR Partners LP

By:	BLRPart, LP General Partner

By:	BLRGP Inc. General Partner

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

BLRPart, LP

By:	BLRGP Inc. General Partner

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

BLRGP Inc.

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

Fondren Management, LP

By:	FMLP Inc. General Partner

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

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CUSIP No. 91851C201

FMLP Inc.

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Sole Director

The Radoff Family Foundation

By:	/s/ Bradley L. Radoff
	Name:	Bradley L. Radoff
	Title:	Director

/s/ Bradley L. Radoff
Bradley L. Radoff

Exhibit A

Fondren Parties -- 61.4%

Group 42 Parties --- 38.6%